UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021 (October 6, 2021)

DoubleVerify Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40349	82-2714562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Spring Street New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 631-2111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	DV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Directors.

The Board of Directors (the “Board”) of DoubleVerify Holdings, Inc. (the “Company”) appointed Rosie Perez and Scott Wagner to the Board, effective October 6, 2021, in accordance with the Company’s second amended and restated certificate of incorporation and amended and restated bylaws. In connection therewith, the Board increased the size of the Board from eight to nine members.

Ms. Perez filled an existing vacancy on the Board and will serve as a Class I director with a term expiring at the Company’s Annual Meeting of Stockholders in 2022. In connection with Ms. Perez’s appointment to the Board, the Board has also appointed Ms. Perez to the Audit Committee of the Board, effective October 6, 2021. Ms. Perez currently serves as Senior Vice President, Chief Financial Officer of American Express’ Global Commercial Services (GCS) segment.

The Board has determined that Ms. Perez is independent under the corporate governance standards of the rules of the New York Stock Exchange and the independence requirements of the Securities Exchange Act of 1934, as amended.

Mr. Wagner was appointed to the newly-created directorship on the Board and will serve as a Class III director with a term expiring at the Company’s Annual Meeting of Stockholders in 2024. In connection with Mr. Wagner’s appointment to the Board, the Board has also appointed Mr. Wagner to the Compensation Committee of the Board, effective October 6, 2021. Mr. Wagner served as Chief Executive Officer of GoDaddy from 2017 to 2019, and as President, Chief Operating Officer and Chief Financial Officer of GoDaddy from 2012 to 2017. Mr. Wagner currently serves on the public boards of TrueWind Capital Bilander and Bill.com.

The Board has determined that Mr. Wagner is independent under the corporate governance standards of the rules of the New York Stock Exchange.

Each of the new directors will participate in the Company’s standard compensation program for non-employee directors, including, for each director’s first year on the Board, prorated annual compensation. Such compensation program was previously disclosed on the Company’s Form S-1 (File No. 333-254380) filed with the Securities and Exchange Commission.

There is no arrangement or understanding pursuant to which any of the new directors was elected as a director, and there are no related party transactions between the Company and any of the new directors that would require disclosure under Item 404(a) of Regulation S-K.

The Company announced the appointments of Ms. Perez and Mr. Wagner in its October 7, 2021 press release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
99.1	Press Release dated October 7, 2021.
104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLEVERIFY HOLDINGS, INC.

	By:	/s/ Mark Zagorski
		Name:	Mark Zagorski
		Title:	Chief Executive Officer and Director
Date: October 7, 2021